Exhibit 10.3
AMENDMENT NO. 2
TO THE
EXPRESS SCRIPTS, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
(As amended and restated effective December 20, 2018)

WHEREAS, Cigna Corporation (the “Company”) sponsors the Express Scripts Inc. Executive Deferred Compensation Plan (the “Plan”) for the benefit of a select group of one or more management or highly compensated employees; and
WHEREAS, the Company desires to amend Section 8.6 of the Plan to provide that all distributions from the Plan (including, without limitation, distributions of amounts invested in the Common Stock Fund in the Plan) shall be payable in cash; and
WHEREAS, the Company desires to eliminate the unused portion of the reserved share pool described in Section 12 of the Plan; and
WHEREAS, Section 16 of the Plan allows the Chief Human Resources Officer of the Company to amend the Plan at any time.
    NOW, THEREFORE, effective as of the date hereof, the Plan is hereby amended, as follows:
1.Section 8.6 of the Plan is hereby amended and restated in its entirety as follows:
“8.6    Form of Distribution.
Effective on and after July 1, 2021, distribution of a Participant’s Compensation Accounts shall in all cases be made in cash.
When required, the Company shall withhold from any distribution of cash to a Participant or other person under this Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from payment of the Award.”
2.Section 12 of the Plan is hereby amended by adding the following to the end thereof:
“Effective as of July 1, 2021, shares of Common Stock that were reserved pursuant to this Section 12 of the Plan but were not paid to Participants under Section 8.6 thereof as of July 1, 2021, shall no longer be allocated or reserved with respect to the Plan. Shares of Common Stock shall not in any event be distributed or issuable under Section 8.6 of the Plan on and after July 1, 2021.”

Exhibit 10.3
IN WITNESS WHEREOF, this Amendment No. 2 to the Plan is adopted as of this 30th day of June, 2021.

CIGNA CORPORATION

/s/ John Murabito
By:    John Murabito
Title:    Executive Vice President Human Resources & Services of Cigna
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